UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2019

UNDER ARMOUR, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (410) 454-6428

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Andrew Page, senior vice president and principal accounting officer of Under Armour, Inc. (the “Company” or "Under Armour"), informed the Company that he has accepted a role as chief accounting officer of a public company in a different industry. Mr. Page joined the Company in 2011 as assistant controller and over his eight-year tenure at Under Armour assumed increasing controllership responsibility.

Page stated: “It has been a privilege to work for Under Armour. I am proud of what our team has accomplished and the foundation that has been built to drive toward the brand’s long-term financial and operational targets.”

Effective May 10, 2019, the Company’s Board of Directors will re-designate Chief Financial Officer David Bergman as principal accounting officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 1, 2019	By:	/s/ John P. Stanton
John P. Stanton
Executive Vice President, General Counsel & Secretary